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                                                             Exhibit 99.2.N(iii)

                       CONSENT TO BEING NAMED AS TRUSTEE

     The undersigned hereby consents to being named in the Registration Statement on Form N-2 of DECS Trust II (the "Trust") and any amendments thereto, as a person about to become a Trustee of the Trust.

Dated: October 22, 1997


                                                     /s/ James B. O'Neill
                                                     ------------------------
                                                     James B. O'Neill













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                       CONSENT TO BEING NAMED AS TRUSTEE

        The undersigned hereby consents to being named in the Registration Statement on Form N-2 of DECS Trust II (the "Trust") and any amendments thereto, as a person about to become a Trustee of the Trust.

Dated: October 22, 1997



                                        /s/ Donald J. Puglisi
                                        ---------------------
                                            Donald J. Puglisi


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                       CONSENT TO BEING NAMED AS TRUSTEE


        The undersigned hereby consents to being named in the Registration Statement on Form N-2 of DECS Trust II (the "Trust") and any amendment thereto, as a person about to become a Trustee of the Trust.

Dated: October 22, 1997



                                        /s/ William R. Latham
                                        ----------------------
                                        William R. Latham, III